Exhibit h(vii) under Form N-1A
                                             Exhibit 10 under Item 601/Reg.S-K




                      THIRD PARTY FEEDER FUND AGREEMENT

                                    AMONG

                   Federated Investment management Company,

                          Federated Securities Corp.,

                            Federated Index Trust,

                       Federated Large Cap Index Fund,

                          Equity 500 Index Portfolio

                                     AND

                       Deutsche Asset Management, iNC.



                        dated as of February 22, 2002


                                     -3-
                      THIRD PARTY FEEDER FUND AGREEMENT


     The parties to this Agreement are Federated Index Trust, a Massachusetts business trust (the "Company"), in respect of the Federated Large Cap Index Fund, a series thereof (the "Fund"), Federated Investment Management Company, a Delaware business trust ("FIMCO"), Federated Securities Corp., a
Pennsylvania corporation ("FSC"), Equity 500 Index Portfolio, a New York business trust (the "Portfolio"), and Deutsche Asset Management, Inc., a Delaware corporation ("DeAM, Inc."), with respect to the proposed investment by the Fund in the Portfolio. THIS AGREEMENT is made and entered into as of February 22, 2002.

                                   PREAMBLE

     WHEREAS, the Company and the Portfolio are each open-end management investment companies and the Fund and the Portfolio have the same investment objectives;

     WHEREAS, DeAM, Inc. currently serves as the investment adviser of the Portfolio;

     WHEREAS, FSC currently serves as the principal underwriter of the Company and the Fund;

     WHEREAS, FIMCO serves as the supervisor and administrator of the Fund;

     WHEREAS, the Company desires to invest all of the Fund's investable assets in the Portfolio in exchange for a beneficial interest in the Portfolio (the "Investment") on the terms and conditions set forth in this Agreement; and

     WHEREAS, the Portfolio believes that accepting the Investment is in the best interests of the Portfolio and that the interests of existing investors in the Portfolio will not be diluted as a result of its accepting the Investment;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                 ARTICLE ONE

                                THE INVESTMENT

1.1 Agreement to Effect the Investment. The Company agrees to assign, transfer and deliver all of the Fund's investable assets (the "Assets") to the Portfolio at each Closing (as hereinafter defined). The Portfolio agrees in exchange therefore to issue to the Fund a beneficial interest (the "Interest") in the Portfolio equal in value to the net asset value of the Assets of the Fund conveyed to the Portfolio on that date of Closing.

                                 ARTICLE TWO

                           CLOSING AND CLOSING DATE

2.1 Time of Closing. The conveyance of the Assets in exchange for the Interest, as described in Article One, together with related acts necessary to consummate such transactions, shall occur initially on the date the Company commences its offering of shares of the Fund to the public and at each subsequent date as the Company desires to make a further Investment in the Portfolio (each, a "Closing"). All acts occurring at any Closing shall be deemed to occur simultaneously as of the last daily determination of the Portfolio's net asset value on the date of Closing.

2.2 Related Closing Matters. On each date of Closing, the Company, on behalf of the Fund, shall authorize the Fund's custodian to deliver all of the Assets held by such custodian to the Portfolio's custodian. The Fund's and the Portfolio's custodians shall each acknowledge, in a form acceptable to the other party, their respective delivery and acceptance of the Assets. The Portfolio shall deliver to the Company acceptable evidence of the Fund's ownership of the Interest. In addition, each party shall deliver to each other party such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request. Each of the representations and warranties set forth in Article Three shall be deemed to have been made anew on each date of Closing.

                                ARTICLE THREE

                        REPRESENTATIONS AND WARRANTIES

3.1  The Company and FIMCO

     The Company and FIMCO each represents and warrants to the Portfolio and DeAM, Inc. that:

     (a) Organization. The Company is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Fund is a duly and validly designated series of the Company. The Company and the Fund have the requisite power and authority to own their property and conduct their business as now being conducted and as proposed to be conducted pursuant to this Agreement.

     (b)          Authorization  of  Agreement.  The execution and delivery of
                  -----------------------------
            this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company in respect of the Fund, enforceable against them in accordance with its terms.

     (c)          Authorization  of  Investment.  The Investment has been duly
                  ------------------------------
            authorized by all necessary action on the part of the Board of Trustees of the Company.

     (d) No Bankruptcy Proceedings. Neither the Company nor the Fund is under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a) (3) (A) of the Bankruptcy Code.

     (e)          Fund Assets. At the initial Closing,  the Fund's Assets will
                  ------------
            consist solely of cash.

     (f)          Fiscal  Year.  The fiscal  year end for the Fund is December
                  -------------
            31.

     (g)          Auditors.  The  Company  has  appointed  independent  public accountants to certify the Fund's financial statements in accordance with Section 32 of the Investment Company Act of 1940, as amended (the "1940 Act").

     (h) Registration Statement. They have reviewed the Portfolio's registration statement on Form N-1A, as filed with the Securities and Exchange Commission ("SEC"), and understand and agree to the Portfolio's policies and methods of operation as described therein.

     (i)          SEC  Filings.  To the best of their  knowledge,  the Company
                  -------------
            has duly filed those documents required to be filed under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act (collectively, the "Securities Laws") in connection with the registration of shares, any meetings of shareholders and registration as an investment company (the "SEC Filings");.and the SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (j) 1940 Act Registration. The Company is duly registered as an open-end management investment company under the 1940 Act and the Fund and its shares are registered or qualified in any states where such registration or qualification is necessary and such registrations or qualifications are in full force and effect.

     (k) Purchases and Redemptions. All purchases and redemptions of Fund shares contemplated by this Agreement shall be effected in accordance with the Fund's then-current prospectus.

3.2  The Portfolio and DeAM, Inc.

     The Portfolio and DeAM, Inc. each represents and warrants to the Company, FSC and FIMCO that:

     (a) Organization. The Portfolio is a business trust duly organized, validly existing and in good standing under the laws of the State of New York. The Portfolio has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

     (b)          Authorization  of  Agreement.  The execution and delivery of
                  -----------------------------
            this Agreement by the Portfolio and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Portfolio by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Portfolio, the performance by the Portfolio of its obligations hereunder and the consummation by the Portfolio of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Portfolio and constitutes a legal, valid and binding obligation of the Portfolio, enforceable against it in accordance with its terms.

     (c) Authorization of Issuance of Interest. The issuance by the Portfolio of the Interest in exchange for the Investment by the Fund of its Assets has been duly authorized by all necessary action on the part of the Board of Trustees of the Portfolio. When issued in accordance with the terms of this Agreement, the Interest will be validly issued, fully paid and non-assessable by the Portfolio.

     (d)          No  Bankruptcy  Proceedings.  The Portfolio is not under the
                  ----------------------------
            jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

     (e)          Fiscal  Year.  The  fiscal  year  end  of the  Portfolio  is
                  -------------
            December 31.

     (f) Auditors. The Portfolio has appointed independent public accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act.

     (g)          Registration  Statement.  They have  reviewed the  Company's
                  ------------------------
            registration statement on Form N-1A, as filed with the SEC, and understand and agree to the Fund's policies and methods of operation as described therein.

     (h)          SEC Filings;  State Filings. To the best of their knowledge,
                  ----------------------------
            the Portfolio has duly filed the SEC Filings; and the SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Portfolio has advised the Company that beneficial interests in the Portfolio are not required to be registered under the 1933 Act because such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act, and such beneficial interests are not required to be registered or qualified in any state.

     (i) 1940 Act Registration. The Portfolio is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

     (j)          Tax Status.  The Portfolio is taxable as a partnership under
                  -----------
            the Internal Revenue Code of 1986, as amended (the "Code").

3.3  DeAM, Inc.

     DeAM, Inc. represents and warrants to the Company and FIMCO that:

     (a)          Organization.  DeAM,  Inc. is a corporation  duly organized,
                  -------------
            validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as now being conducted.

(b)   Authorization   of  Agreement.   The  execution  and  delivery  of  this
      ------------------------------
            Agreement by DeAM, Inc. has been duly authorized by all necessary action on the part of DeAM, Inc. and no other action or proceeding is necessary for the execution and delivery of this Agreement by DeAM, Inc.. This Agreement has been duly executed and delivered by DeAM, Inc. and constitutes a legal, valid and binding obligation of DeAM, Inc.

     (c)          Investment   Adviser.   DeAM,   Inc.   is  the   Portfolio's
                  --------------------
            investment adviser and is duly registered as such under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). DeAM, Inc. will comply with all applicable provisions of the Advisers Act.

3.4  FIMCO and FSC

     (a) FIMCO represents and warrants to the Portfolio and DeAM, Inc. that:

            (i) Organization.   FIMCO  is  a  Delaware   business  trust  duly
                organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as now being conducted.

            (ii)  Authorization  of  Agreement.  The execution and delivery of this Agreement by FIMCO have been duly authorized by all necessary action on the part of FIMCO and no other action or proceeding is necessary for the execution and delivery of this Agreement by FIMCO. This Agreement has been duly executed and delivered by FIMCO and constitutes a legal, valid and binding obligation of FIMCO.

            (iii) Supervisor   and   Administrator.   FIMCO   is  the   Fund's
                supervisor and  administrator.  FIMCO is duly registered under the Advisers Act and will comply with all applicable provisions thereof.

     (b)          FSC represents and warrants to the Portfolio and DeAM,  Inc.
            that:

            (i) Organization.  FSC is a corporation  duly  organized,  validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has requisite authority to conduct its business as now being conducted.

            (ii)  Authorization  of  Agreement.  The execution and delivery of this Agreement by FSC has been duly authorized by all necessary action on the part of FSC and no other action or proceeding is necessary for the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by FSC and constitutes a legal, valid and binding obligation of FSC.

            (iii) Underwriter.  FSC  serves as the  Company's  and the  Fund's
                principal   underwriter   and   is   duly   registered   as  a
                broker-dealer under the 1934 Act.

                                 ARTICLE FOUR

                                  COVENANTS

4.1  The Company

     The Company covenants that:

     (a)          Advance  Review  of  Certain  Documents.  The  Company  will
                  ----------------------------------------
            furnish the Portfolio and DeAM, Inc. at least 10 business days prior to filing or first use, as the case may be, with drafts of its registration statement on Form N-lA (including amendments) and prospectus supplements or amendments relating to the Fund. The Company will furnish the Portfolio and DeAM, Inc. with any proposed advertising or sales literature to the Fund at least 10 business days prior to filing or first use. The Company and its agents will not make any representations concerning DeAM, Inc. or the Portfolio except those contained in the then-current registration statement of the Fund or Portfolio, materials created by FSC and approved by DeAM, Inc. or the Portfolio prior to use, or advertising or sales materials provided by or on behalf of DeAM, Inc. or the Portfolio. The Portfolio and DeAM, Inc. will, however, in no way be liable for any errors or omissions in such documents, whether or not they make any objection thereto, except to the extent such errors or omissions result from information provided by DeAM, Inc. or the Portfolio.

     (b) Tax Status. The Fund will qualify for treatment as a regulated investment company under Subchapter M of the Code for all periods during which this Agreement is in effect, except to the extent a failure to so qualify may result from any action or omission of the Portfolio.

     (c)          Investment  Securities.  The  Fund  will  own no  investment
                  -----------------------
            security other than its Interest in the Portfolio.

     (d)          Proxy  Voting.  If  requested  to vote as a  shareholder  on
                  --------------
            matters pertaining to the Portfolio (other than a vote by the Company to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), the Company will, to the extent required by applicable law, (i) call a meeting of shareholders of the Fund for the purpose of seeking instructions from shareholders regarding such matters, (ii) vote the Fund's Interest proportionally as instructed by Fund shareholders, and (iii) vote the Fund's Interest with respect to the shares held by Fund shareholders who do not give voting instructions in the same proportion as the shares of Fund shareholders who do give voting instructions. The Company will hold each such meeting of Fund shareholders in accordance with a timetable reasonably established by the Portfolio. With respect to proposals solely attributable to and for the benefit of DeAM, Inc., DeAM, Inc. shall bear the costs and expenses in calling and holding such meetings, including, but not limited to the cost of printing and mailing proxy statements and expenses associated with the solicitation of Fund shareholders.

     (e) Insurance. The Company and the Fund are named insureds under an errors and omissions liability insurance policy that covers losses for negligent and wrongful acts in the amount of $150,000,000. At least once each calendar year, the Company shall review its insurance coverage, and may increase or decrease its coverage as it deems appropriate. The Company will notify DeAM, Inc. in the event such coverage is materially decreased.

     (f)          Auditors.  In the event that the Fund's  independent  public
                  ---------
            accountants differ from those of the Portfolio, the Fund will be responsible for costs and expenses that the Portfolio's independent public accountants charge to the Portfolio to provide information to the Fund's independent public accountants; provided however, that (i) the Portfolio will not charge the Fund for that information that is provided at no cost or expense to other feeder funds investing in the Portfolio that use the same independent public accountants as the Portfolio; and (ii) if requests by the Fund's independent public accountants for information will result in additional costs or expenses to the Fund, the Portfolio will notify the Fund of the amount of such costs or expenses before they are incurred.

4.2  Indemnification by FIMCO

     (a) With respect to those matters listed in subparagraphs (i) through (vi) below, FIMCO will indemnify and hold harmless the Portfolio, DeAM, Inc. and their respective trustees, directors, officers and employees and each other person who controls the Portfolio or DeAM, Inc., as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses, joint or several, (each, a "Liability" and collectively, the "Liabilities"). Unless FIMCO elects to assume the defense pursuant to paragraph (b) FIMCO will bear the reasonable cost of investigating and defending against any claims therefor and any reasonable counsel fees incurred in connection therewith. This
            Section 4.2 applies to any Liability which is based upon:

            (i) any  violation or alleged  violation of the  Securities  Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Company or the Fund (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Portfolio to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Portfolio or DeAM, Inc.;

            (ii)  any  misstatement  of a material  fact or an  omission  of a material fact in the Fund's registration statement (including amendments thereto) or included in Fund advertising or sales literature, other than information provided by or on behalf of the Portfolio or DeAM, Inc. or included in Fund advertising or sales literature at the request of the Portfolio or DeAM, Inc. or the agent of either;

            (iii) the failure of any  representation  or warranty  made by the
                Company or FIMCO to be materially accurate when made or the failure of the Company or FIMCO to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

            (iv)  any unlawful or negligent  act of the Company,  FIMCO or any director, officer, employee or agent of the Company or FIMCO, whether such act was committed against the Company, the Portfolio, DeAM, Inc. or any third party;

            (v) any  Liability  of the Fund for  which the  Portfolio  is also liable and for which the Company or FIMCO is responsible;

     (b) In no case shall FIMCO be liable with respect to any claim made against any Covered Person under this Section 4.2 unless the Covered Person shall have notified FIMCO in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of DeAM, Inc., the Portfolio or a Covered Person. Failure to notify FIMCO of such claim shall relieve it from Liability only to the extent that it is actually harmed or disadvantaged by the failure to provide timely notice and shall not relieve FIMCO from any Liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

     (c) FIMCO will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Liability. If FIMCO elects to assume the defense, such defense shall be conducted by counsel chosen by FIMCO. In the event FIMCO elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) FIMCO shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and FIMCO, and any such Covered Person has been advised by counsel in writing that one or more legal defenses may be available to it that may not be available to FIMCO, in which case FIMCO shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel. FIMCO shall not be liable to indemnify any Covered Person for any settlement of any claim effected without FIMCO's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Company in respect of the Fund might otherwise have to a Covered Person.

4.3  Indemnification by FSC

     (a) With respect to those matters listed in subparagraph (i) through (iv) below, FSC will indemnify and hold harmless the Portfolio, DeAM, Inc. and their respective trustees, directors, officers and employees and each other person who controls the Portfolio or DeAM, Inc., as the case may be, within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses, joint or several, (each, a "Liability" and collectively, the "Liabilities"). Unless FSC elects to assume the defense pursuant to paragraph (c), FSC will bear the reasonable cost of investigating and defending against any claims therefor and any reasonable counsel fees incurred in connection therewith. This
            Section 4.3 applies to any Liability which is based upon:

            (i) the failure of any  representation  or warranty made by FSC to be materially accurate when made or the failure of FSC to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

            (ii)  any  unlawful  or  negligent  act of  FSC  or any  director, officer, employee or agent of FSC, whether such act was committed against the Company, the Portfolio, DeAM, Inc. or any third party; or

     (b) In no case shall FSC be liable with respect to any claim made against any Covered Person under this Section 4.3 unless the Covered Person shall have notified FSC in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of DeAM, Inc. the Portfolio or a Covered Person. Failure to notify FSC of such claim shall relieve it from Liability only to the extent that it is actually harmed or disadvantaged by the failure to provide timely notice and shall not relieve FSC from any Liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

     (c) FSC will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Liability. If FSC elects to assume the defense, such defense shall be conducted by counsel chosen by FSC. In the event FSC elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) FSC shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any Covered Person and FSC, and any such Covered Person has been advised by counsel in writing that one or more legal defenses may be available to it that may not be available to FSC, in which case FSC shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel. FSC shall not be liable to indemnify any Covered Person for any settlement of any claim effected without FSC's written consent. Such consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that FSC might otherwise have to a Covered Person.

4.4  The Portfolio

     The Portfolio covenants that:

     (a)          Advance  Review of Certain  Documents.  The  Portfolio  will
                  --------------------------------------
            furnish the Company and FIMCO, at least 10 business days prior to filing or first use, as the case may be, with drafts of its registration statement on Form N-1A (including amendments) and prospectus supplements or amendments. This advance review period may be waived with the consent of the Company and FIMCO. The Portfolio and its agents will not make any representations concerning FIMCO, FSC, the Company or the Fund except those contained in the then-current registration statement of the Fund or Portfolio, materials created by DeAM, Inc. and approved by FSC prior to use, or advertising or sales material provided by or on behalf of FSC, the Company or the Fund.

     (b) Tax Status. The Portfolio will qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify results from any action or omission of the Fund.

     (c) Insurance. The Portfolio is a named insured under an errors and omissions liability insurance policy that covers losses for negligent and wrongful acts in an amount of $15,000,000. At least once each calendar year, the Portfolio shall review its insurance coverage, and may increase or decrease its coverage, as it deems appropriate. The Portfolio will notify the FIMCO in the event such coverage is materially decreased.

     (d) Availability of Interests. Conditional upon the Company complying with the terms of this Agreement, the Portfolio shall permit the Fund to make additional Investments in the Portfolio on each business day on which shares of the Fund are sold to the public; provided, however, that the Portfolio may refuse to permit the Fund to make additional Investments in the Portfolio on any day on which:

            (i) the  Portfolio  has refused to permit all other  investors  in
                the   Portfolio  to  make   additional   investments   in  the
                Portfolio, or

            (ii)  the Trustees of the  Portfolio  have  reasonably  determined that permitting additional investments by the Fund in the Portfolio would constitute a breach of their fiduciary duties to the Portfolio.

4.5  Indemnification by DeAM, Inc.

     (a) With respect to those matters listed in subparagraphs (i) through (viii) below, DeAM, Inc. will indemnify and hold harmless the Company, FIMCO, FSC, their respective directors, officers and employees and each other person who controls the Company, the Fund, FIMCO or FSC, as the case may be, within the meaning of
            Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses, joint or several, (each, a "Liability" and collectively, the "Liabilities"). Unless DeAM, Inc. elects to assume the defense pursuant to paragraph (b), DeAM, Inc. will bear the reasonable costs of investigating and defending against any claims therefore and any reasonable counsel fees incurred in connection therewith), whether incurred directly by the Company, FIMCO or FSC or indirectly by the Company, FIMCO, or FSC through the Company's Investment in the Portfolio. This Section 4.5 applies to any Liability which is based upon:

            (i) any  violation or alleged  violation of the  Securities  Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Portfolio (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Company to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Company, FIMCO or FSC;

            (ii)  an  inaccurate  calculation  of the  Portfolio's  net  asset value (whether by the Portfolio, DeAM, Inc. or any party retained for that purpose);

            (iii)       (A)  any   misstatement  of  a  material  fact  or  an
                omission of a material  fact in the  Portfolio's  registration statement (including amendments thereto) or included in advertising or sales literature used by the Fund, other than information provided by or on behalf of the Company, FIMCO or FSC or included at their, or their agent's request, or (B) any misstatement of a material fact or an omission of a material fact in the registration statement or advertising or sales literature of any investor in the Portfolio, other than the Company;

            (iv)  the  Portfolio's  having  caused the Fund to fail to qualify as a regulated investment company under the Code;

            (v) failure  of  any   representation  or  warranty  made  by  the
                Portfolio or DeAM, Inc. to be materially accurate when made, any material breach of any representation or warranty made by the Portfolio or DeAM, Inc., or the failure of the Portfolio or DeAM, Inc. to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

            (vi)  any unlawful or negligent act by the Portfolio,  DeAM,  Inc.
                or any director, trustee, officer, employee or agent of the Portfolio or adviser, whether such act was committed against the Portfolio, the Company, FIMCO, FSC or any third party;

            (vii) any claim that the  systems,  methodologies,  or  technology used in connection with operating the Portfolio, including the technologies associated with maintaining the master-feeder structure of the Portfolio, violate any license or infringe upon any patent or trademark;

            (viii) any  liability of the  Portfolio for which the Fund is also liable and for which the Portfolio or DeAM, Inc. is responsible, and any Liability of the Portfolio to any investor in the Portfolio (or shareholder thereof), other than the Fund (and its shareholders),

      (b) In no case shall DeAM, Inc. be liable with respect to any claim made against any such Covered Person under this Section 4.5 unless such Covered Person shall have notified DeAM, Inc. in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Company, FIMCO, FSC or a Covered Person. Failure to notify DeAM, Inc. of such claim shall relieve it from Liability only to the extent that it is actually harmed or disadvantaged by the failure to provide timely notice and shall not relieve DeAM, Inc. from any Liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this paragraph.

     (c) DeAM, Inc. will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Liability. If DeAM, Inc. elects to assume the defense, such defense shall be conducted by counsel chosen by DeAM, Inc. In the event DeAM, Inc. elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants in the suit may retain additional counsel but shall bear the reasonable fees and expenses of such counsel unless (i) DeAM, Inc. shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any Covered Person and DeAM, Inc., and any such Covered Person has been advised by counsel, in writing, that one or more legal defenses may be available to it that may not be available to DeAM, Inc., in which case DeAM, Inc. shall not be entitled to assume the defense of such suit notwithstanding the obligation to bear the fees and expenses of such counsel. DeAM, Inc. shall not be liable to indemnify any Covered Person for any settlement of any such claim effected without DeAM, Inc.'s written consent. Such consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Portfolio might otherwise have to a Covered Person.

4.6  Scope of Agreement

     Nothing contained herein shall be construed to protect any person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence, in the performance of such person's duties, or by reason of such person's reckless disregard of such person's obligations under such contract or agreement.

4.7  In-Kind Redemption

     Withdrawals or redemptions of any Interest in the Portfolio may be satisfied by means of an "in kind" redemption in compliance with Rule 18f-1 under the 1940 Act. For purposes of determining compliance with Rule 18f-1, each shareholder of the Fund redeeming shares of the Fund on a particular day will be treated as a direct holder of an Interest in the Portfolio being redeemed that day. Any such withdrawal or redemption will mirror, as closely as practicable, the composition of the Portfolio immediately upon the redemption.

4.8  Reasonable Actions

     Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.

                                 ARTICLE FIVE

                             CONDITIONS PRECEDENT

5.0  General

     The obligations of each party to consummate the transactions provided for herein shall be subject to:

     (a) performance by the other parties of all the obligations to be performed by the other parties hereunder on or before each Closing,

     (b) all representations and warranties of the other parties contained in this Agreement being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of each date of Closing, with the same force and effect as if made on and as of the time of such Closing, and

     (c) the following further conditions that shall be fulfilled on or before each Closing.

5.1  Regulatory Status

     All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby.

5.3  Investment Objective/Restrictions

     The Fund shall have the same investment objective and substantively the same investment restrictions as the Portfolio.

                                 ARTICLE SIX

                            ADDITIONAL AGREEMENTS

6.1  Notification of Certain Matters

     Each party will give prompt notice to the other parties of:

     (a)          the   occurrence   or   non-occurrence   of  any  event  the
            occurrence or non-occurrence of which would be likely to cause either:

            (i) any  representation or warranty contained in this Agreement to be materially untrue or inaccurate, or

            (ii)  any condition  precedent set forth in Article Five hereof to be unsatisfied in any material respect at the time of any Closing, and

     (b) any material failure of a party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.1 shall not limit or otherwise affect the remedies available, hereunder or otherwise, to the party receiving such notice.

6.2  Access to Information

     The Portfolio and the Company shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all its relevant books and records and shall furnish each other party with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate the Company to provide the Portfolio with access to the books and records of the Company relating to any series of the Company other than the Fund, nor shall anything contained herein obligate the Company to furnish the Portfolio with the Fund's shareholder list, except as may be required to comply with applicable law or any provision of this Agreement.

6.3  Confidentiality

     Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Fund's or Portfolio's respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.

6.4  Public Announcements

     No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances. Advance review of sales literature and advertising material shall be subject to the provisions of Section 4.1 of this Agreement.

                                ARTICLE SEVEN

                      TERMINATION, AMENDMENT AND WAIVER

7.1  Termination

     (a) This Agreement may be terminated by the mutual agreement of all parties.

     (b) This Agreement may be terminated at any time by the Company by withdrawing all of the Fund's Interest in the Portfolio.

     (c) This Agreement may be terminated on not less than 90 days' prior written notice by the Portfolio and DeAM, Inc. to the Company, the Fund, FSC and FIMCO, or by FIMCO or FSC on not less than 90 days' prior written notice to the Portfolio and DeAM, Inc.

     (d) This Agreement shall terminate automatically with respect to FIMCO and FSC upon the effective date of termination by the Company and this Agreement shall terminate automatically with respect to DeAM, Inc. upon the effective date of termination by the Portfolio.

     (e) This Agreement may be terminated at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party.

     (f) This Agreement shall terminate automatically with respect to FSC upon the effective date of the termination of its duties as principal underwriter by the Company. At such time DeAM, Inc. shall have the right to immediately terminate this Agreement. FIMCO and the Company acknowledge that at such time in the event this Agreement is not terminated, the Agreement will require amendment to reflect the Company's appointment of a new distributor.

     (g) The indemnification obligations of the parties set forth in Article Four shall survive the termination of this Agreement with respect to any Liability relating to actions or omissions prior to the termination.

7.2  Amendment

     This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

7.3  Waiver

     At any time prior to any Closing, any party may:

     (a)          extend  the  time  for  the   performance   of  any  of  the
            obligations or other acts of the other parties hereto,

     (b)          waive   any   inaccuracies   in  the   representations   and
            warranties contained herein or in any document delivered pursuant hereto, and

     (c) waive compliance with any of the agreements or conditions contained herein.

                                ARTICLE EIGHT

                                   DAMAGES

8.1  Appropriate Relief

     The parties agree that, in the event of a breach of this Agreement, the remedy of money damages would not be adequate and agree that injunctive relief would be the appropriate relief.

                                 ARTICLE NINE

                              GENERAL PROVISIONS

9.1  Notices

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made on the earlier of (a) when actually received in person or by fax, or (b) three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

     If to FIMCO, FSC or the Company:

     Federated Investors Tower
     1001 Liberty Avenue
     Pittsburgh, PA  15222-3779
     Attention: General Counsel

     If to the Portfolio or DeAM, Inc:

     Global Fund Services
     One South Street
     Baltimore, MD 21202
     Attention: Richard T. Hale

     Any party to this Agreement may change the identity or address of the person to receive notice by providing written notice thereof to all other parties to the Agreement.

9.2  Expenses

     All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, unless otherwise provided herein.

9.3  Headings

     The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.4  Severability

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.5  Entire Agreement

     This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporate or supersede all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No representation or warranty has been made by or on behalf of any party to this Agreement (or any officer, director, trustee, employee or agent thereof) to induce any other party to enter into this Agreement or to abide by or consummate any transactions contemplated by any terms of this Agreement, except representations and warranties expressly set forth herein.

9.6  Successors and Assignments

     Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

9.7  Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law or conflicts of law provisions thereof.

9.8  Counterparts

     This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

9.9  Third Parties

     Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

9.10 Interpretation

     Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's-length agreements.

9.11 Limitation of Liability

     The parties hereby acknowledge that the Company has entered into this Agreement solely on behalf of the Fund and that no other series of the Company shall have any obligation hereunder with respect to any liability of the Company arising hereunder.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

Federated Investment Management Company

By:
      ------------------------

Name:
      ------------------------

Title:
            ------------------------

Federated Securities Corp.

By:
      ------------------------

Name:
      ------------------------

Title:
            ------------------------

Federated Index Trust on behalf of itself and the Large Cap Index Fund, a series thereof

By:
      ------------------------

Name:
      ------------------------

Title:
            ------------------------

Equity 500 Index Portfolio

By:
      ------------------------
Name: Daniel O. Hirsch
Title:      Secretary

Deutsche Asset Management, Inc.

By:
      ------------------------

Name:
      ------------------------

Title:
            ------------------------